_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date  of  Report  (Date  of  earliest  event  reported):   March  25,  2002


                                 HELPCITY, INC.

                         _______________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                         _______________________________
                 (State or other jurisdiction of incorporation)


      333-67892                                            95-4818246
(Commission File Number)                       (IRS Employer Identification No.)



                          237 W. Bonita Ave., Suite E
                               San Dimas, CA 1773
               _________________________________________________
              (Address of principal executive offices) (Zip Code)

Registrant's  telephone  number,  including  area  code:  (714)  549-7700

                                      N/A
          (Former name or former address, if changed since last report)

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Effective March 25, 2002, the Board of Directors of the Company dismissed Corbin & Wertz LLP ("Corbin & Wertz") as its independent auditors and approved the engagement of Squar, Milner, Reehl & Williamson, LLP Public Accountants ("Squar Milner") as its independent auditors for the fiscal year ended December 31, 2001 to replace Corbin & Wertz. The decision to change auditors was approved by the Company's audit committee as well as the full Board of Directors. The Company did not consult with Squar Milner on any matters prior to their retention.

The reports of Corbin & Wertz on the Company's financial statements for the fiscal years ended December 31, 2000, and 1999, and the related statements of operations, stockholder's equity and cash flows for the two years then ended did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as relating to the Registrant's ability to continue as a going concern.

Since the date of Corbin & Wertz's engagement and during the most recent fiscal year and any subsequent interim period, there were no disagreements with Corbin & Wertz on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Corbin & Wertz would have caused Corbin & Wertz to make reference to the matter in their report.

The Registrant has provided a copy of this disclosure to its former accountants, and the Registrant requested that the former accountants furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. A copy of that letter is attached hereto as Exhibit 16.1.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)     Exhibits

16.1 Letter dated March 28, 2002 from Corbin & Wertz regarding its concurrence with the statements made by the Registrant in this Current Report.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     March  28,  2002                    HELPCITY,  INC.



                                   By: /s/ David Wong
                                   David  Wong
                                   President